Exhibit 99.1

Palisade Bio Announces Exercise of Previously Issued Warrants for $3.9 Million

Carlsbad, CA – July 23, 2025 – Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade” or the “Company”), a clinical-stage biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases, today announced an agreement between the Company and several accredited investors to exercise certain existing warrants (the “Existing Warrants”) to purchase up to an aggregate of 4,318,905 shares of common stock. The Existing Warrants had adjusted exercise prices of $1.40 and were issued by the Company on May 10, 2022; February 1, 2024; May 6, 2024; and December 13, 2024, with each exercise occurring at a reduced exercise price of $0.9047 per share.

Ladenburg Thalmann & Co. Inc. acted as the exclusive placement agent for this transaction.

The shares of common stock issuable upon exercise of the Existing Warrants are registered pursuant to registration statements which were filed and declared effective by the Securities and Exchange Commission (the “SEC”). The gross proceeds to the Company from the exercise of the Existing Warrants are expected to be approximately $3.9 million prior to deducting placement agent fees and estimated offering expenses.

In consideration for the immediate exercise of the Existing Warrants for cash, the exercising holders will receive new unregistered warrants (the “Replacement Warrants”) to purchase shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). The Replacement Warrants will be exercisable, beginning on the effective date of stockholder approval, into an aggregate of up to 8,637,810 shares of common stock, at an exercise price of $0.9047 per share, and a term of exercise equal to five years from the date of shareholder approval.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The Replacement Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the 1933 Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the Replacement Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Palisade Bio

Palisade Bio is a clinical-stage biopharmaceutical company focused on developing and advancing novel therapeutics for patients living with autoimmune, inflammatory, and fibrotic diseases. The Company believes that by using a targeted approach with its novel therapeutics it will transform the treatment landscape. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: statements regarding the intended use of proceeds, the expected gross proceeds from the offering and the expected closing of the offering. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others, the timing of enrollment, commencement and completion of the Company’s clinical trials, the timing and success of preclinical studies and clinical trials conducted by the Company, the risk that prior results, such as signals of safety, activity, or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving the Company’s product candidates in clinical trials focused on the same or different indications; and the Company’s ability to secure additional financing to fund future operations and development of its product candidates. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025, as well as the Company’s Quarterly Report on Form 10-Q, for the three-month period ended March 31, 2025, filed with the SEC on May 12, 2025. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

908-824-0775

PALI@jtcir.com